UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 18, 2011
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Election of Directors

Effective April 20, 2011, Douglas Perkins has been appointed to the Board of Directors of Industrial Minerals. Mr. Perkins is an experienced mining company executive who currently provides executive management services on a contract basis through Perkins International.  From November, 2005 until February, 2010 he was Chief Executive Officer and Executive Director of GMA Resources Plc, an AIM listed company in London, United Kingdom, which evolved from a junior explorer to a mid size gold producer through the successful development and construction of a heap leach gold mine in Algeria.  Mr. Perkins was Vice President and Chief Financial Officer of Orezone Resources Inc. (ORZ:TSX) from January, 2003 to October, 2005.  He earned a Bachelor of Commerce degree, majoring in accounting, from Concordia University in 1978 and is fluently bilingual in French and English.

Mr. Perkins is an independent director and will serve as Chairman of the Audit Committee.

Item 7.01 Regulation FD Disclosure

On April 18, 2011Northern Graphite Corporation (“Northern” or the “Company”) closed an initial public offering (the “IPO”) consisting of the maximum of 8,000,000 common shares that were qualified for distribution under its final prospectus dated April 7, 2011 at a price of CDN $0.50 per share for gross proceeds of CDN $4,000,000.   The common shares of Northern began trading on the TSX Venture Exchange on April 20, 2011 under the trading symbol “NGC”.

Union Securities Ltd. acted as the agent for the IPO and for acting in such capacity it received a commission of CDN $280,000 cash (being 7% of the gross proceeds of the IPO), reimbursement of its expenses in connection with the IPO and 560,000 compensation options to purchase the same number of common shares of the Company at a price of CDN $0.50 per share until April 18, 2012.

The proceeds from the IPO will be used to advance the Company’s Bissett Creek graphite project, including to complete metallurgical and bench scale pilot plant testing, a pre-feasibility study, environmental studies and mine permitting and a follow up drill program, as well as for general corporate purposes.  The Company’s objective is to commence construction within one year subject to positive results from the prefeasibility study and the availability of financing.

A total of 10,821,428 common shares and 1,071,428 common share purchase warrants of the Company that were issued to principals of Northern prior to the closing of the IPO are subject to standard National Policy 46-201 escrow provisions.  In addition, 140,000 common shares of the Company issued prior to the closing of the IPO are subject to standard Exchange Tier 2 Value Security escrow provisions and 2,857,143 common shares of the Company issued prior to the closing of the IPO are subject to the Exchange’s seed share resale restrictions.

Industrial Minerals owns 9,750,000 common shares of  Northern which represent a 31.5% interest after giving effect to the IPO.

In accordance with General Instruction B.2 of Form 8-K, the information in this report in Item 7.01shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.
Dated April 21, 2011	By:
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer